Exhibit 99.1

2017

ANNUAL REPORT

“When we were looking at putting up a new building or adding In June 2017, CNB Bank hosted its sixth annual charity golf tournament and significant equipment, ERIEBANK has always been our partner in raised $23,800 to benefit the local American Cancer Society (ACS) chapter. The helping us expand.” money raised was used to purchase a vehicle, for the second year in a row and

- Bill Witkowski, Owner of Port Erie Plastics was donated to the ACS Road to Recovery program. The vehicle will provide transportation to and from treatment for people with cancer who do not have a ride or are unable to drive themselves.

Over the past six years the CNB charity golf tournament has raised $130,350 for the ACS, which was used to support programs such as the Wig Program, Hope Lodge, and Road to Recovery.

to co -your workers customers, and community, every time.

Employee experience is a top priority for CNB and they utilize a reward and recognition program that enables employees to recognize their co-workers for exceptional customer service or going above and beyond for one other. In a social media style news feed, employees can post comments and send one another points for a job well done.

CNB acknowledges that happy employees make happy customers and incentivizes its staff to award these points to one another. The points can then be redeemed for gift cards, merchandise, or experiences, such as golf with the President, or donut delivery for the team.

Each month an exceptional experience is chosen by the market Presidents and that employee is awarded with an additional prize.

TABLE OF

CONTENTS

Message to the Shareholders 4-5 Consolidated Financial Highlights 6-7 Board of Directors and Executive Management    8 Shareholder Information    9 CNB Bank 2017 Highlights 10-11 ERIEBANK 2017 Highlights 12-13 FCBank 2017 Highlights 14 BankOnBuffalo 2017 Highlights 15

2017 ANNUAL REPORT HIGHLIGHTS 3

MESSAGE TO OUR SHAREHOLDERS

To Our Shareholders, Customers, Employees & Friends:

Change, challenge and opportunity were at the forefront as we entered 2017. The United States was in the midst of a political upheaval it hadn’t seen in recent history, if ever. The banking community, as well as the overall business world, was in very uncertain times. Eventually, we saw signs of regulatory relief through the very fact that the pace of new regulations virtually came to a halt. This slowdown was much needed by both the industry and our customers. It was time to assess whether the new rules and regulations that have bombarded Financial Institutions on behalf of customers are really having the effect that was intended. This evaluation process will result in some much-needed changes and adjustments to better serve the consumers of financial products. Later in the year, tax reform came. The boost that this new law put into every household and business will provide for additional opportunities, at least in the short run. As the year came to a close, 2017 was a year of very positive change for both employers and employees alike.

CNB’s primary focus has been on our customer’s experience with services and delivery options. We have worked hard to differentiate our offerings as well as to provide newer products such as online commercial treasury services, mobile access and new card technology, to name a few. Then there are the future payment technologies such as person to person (P2P), business to business (B2B), person to business (P2B) and business to person (B2P). These services will continually take more and more cash out of the payment system thus making our efforts against cybercrime more critical than ever. CNB has worked hard to solidify its cyber awareness. We have partnered with various experts to safeguard and monitor our e-commerce activities both internally and externally. Finally, as we consider customer experience, the evolution of delivery channels continues. Our offices have changed from traditional teller lines to universal associates who are trained to handle most customer needs efficiently at any of our locations. More and more optionality appears within our online solutions to allow customers to bank when they want, in the way they want.

Another focus laid out in our strategic plan has included leadership in our communities. CNB strongly believes in fostering an environment of leadership. Our team is encouraged to dedicate time to community organizations that are important to them. It is our mission to provide leadership, time and resources to causes that enhance our communities. A clear example of this is our financial commitment to the Erie Downtown Development Corporation through ERIEBANK. In addition, members of our team will participate in various aspects of this entity’s revitalization of downtown Erie to include being a director. It is an important aspect of our culture to aid our communities and assist them in providing better quality of life for all.

Our success exists within our team. A renewed approach to our team members began several years ago. Today, everyone at CNB has more benefit options available to them than ever before. Our starting wages increased at the beginning of 2018 again, for the third time in five years. More paid time off has been provided to all employees. Consistent, appropriate training is made available to every associate, every year. A group of our newest employees were asked to evaluate our benefits package to determine what, if anything, should be changed. Student loan debt was raised as an item that is hindering the ability of many to advance their lifestyle as the cost of a college education continues to soar out of control. As a result, a program is now being offered to help alleviate some of these mounting pressures. One of the biggest keys to our success has been the art of collaboration. Every team member has a voice in what we do for our customers. Together we make decisions to more effectively service our communities. This allows CNB to not only make decisions more quickly but to implement and ultimately get solutions to market faster as everyone is part of the process and each become change agents, not just task masters.

4 CNB FINANCIAL CORPORATION

The last strategic plan had five pillars of success, as was laid out in the shareholder letter for 2016’s annual report. This year, the focus is more concentrated on three key principles:

1. Be the source of exceptional experiences

2. Foster an environment of leadership

3. Position for long-term growth

I briefly touched on the first two elements which we believe tie into the third. Along with successful communities and valued team members, we have vibrant markets to provide for long-term organic growth opportunities. Buffalo, Cleveland, Columbus and Erie are all markets of growth. We’ve only just begun development of our franchise in these cities, with the exception of Erie, where we are celebrating twelve years and still going strong. Using our business model of four community banks working together, CNB has a sound organic opportunity that is moving in the right direction. These three principles provide the Corporation with the ability to produce significant financial rewards. The 2017 annual report provides you with the result of solid earnings and growth over another year. A few highlights are organic loan growth of 15%, ROE of 11.23% and EPS of $1.77. Both the ROE and EPS measures exclude the adjustment for the new tax law.

I would like to recognize and thank two board members who have recently retired, Bill Falger and Jim Ryan. Bill was the President & CEO for CNB and personally provided me with insight and a vision that helped move the Corporation forward. He has also provided much knowledge and experience as a member of the Board for the past eight years since his retirement from the Bank. Jim has been an inspiration and ambassador of the growth we’ve experienced over the past 19 years. His optimism and energy will be missed inside the boardroom. Jim’s drive was key to our BankOnBuffalo initiative. Gentleman, thank you for all your contributions and best of luck to you as you move toward your next adventures.

In closing, I want to extend a sincere thank you to our customers for doing business with us and the confidence you have in our products, services, and employees; to our first-class employees for their dedication and commitment to our customers and the financial services industry; and to our shareholders for your ownership and support of our strategic vision and execution.

Joseph B. Bower, Jr.

President and Chief Executive Officer

2017 ANNUAL REPORT HIGHLIGHTS 5

CONSOLIDATED FINANCIAL

HIGHLIGHTS

(dollars in thousands, except per share data)

FOR THE YEAR

2017                2016                 % Change

Interest and Dividend Income    $108,874    $94,315    15.4% Interest Expense                17,365                13,028    33.3% Net Interest Income                91,509                81,287    12.6% Non-interest Income                21,435                17,691    21.2% Non-interest Expense                70,037                67,118    4.3% Net Income                23,860                20,540    16.2%

Net Income Return on:

Average Assets                0.89%                0.85%    4.7% Average Equity                9.97%                9.69%    2.9%

AT YEAR END

Assets $2,768,773 $2,573,821                7.6% Loans, Net of Unearned    2,145,959    1,873,536    14.5% Deposits    2,167,815    2,017,522                7.4% Shareholders’ Equity                243,910                211,784    15.2%

PER SHARE DATA

Net Income, Diluted                $1.57 $1.42    10.6% Dividends                0.66    0.66                -Book Value                15.98 14.64                9.2% Market Value                26.24 26.74    (1.9%)

6 CNB FINANCIAL CORPORATION

ASSET GROWTH (in thousands)

200 400 600 800 1,000 1,000 1,400 1,600 1,800 2,000 2,200 2,400 2,600

2013 $2,131,289 2014 $2,189,213 2015 $2,285,136 2016 $2,573,136 2017 $2,768,773

LOANS, NET OF UNEARNED (in thousands)

150 300 450 600 750 900 1,050 1,200 1,350 1,500 1,650 1,800 1,950 2,100

2013 $1,295,363

FINANCIALS 2014 $1,355,289

2015 $1,577,798

2016 $1,873,536

2017 $2,145,959

NET INTEREST INCOME (in thousands)

$ 10 $20 $30 $40 $ 50 $60 $70 $80 $90

2013 $59,204

2014 $74,595 2015 $74,707 2016 $81,287 2017 $91,509

EARNINGS PER SHARE (diluted)

$.20 .40 .60 .80 1.00 1.20 1.40 1.60

2013 $1.29

2014 $1.60 2015 $1.54 2016 $1.42 2017

$1.57

BOARD OF DIRECTORS AND

EXECUTIVE MANAGEMENT

CORPORATE OFFICERS, CNB FINANCIAL CORPORATION

Joseph B. Bower, Jr.
President & Chief Executive Officer

Richard L. Greslick, Jr.
Secretary

Brian W. Wingard
Treasurer & Principal Financial Officer

BOARD OF DIRECTORS

CNB Financial Corporation and CNB Bank

Peter F. Smith
Chairperson of the Board; Attorney at Law

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation; President and Chief Executive Officer, CNB Bank

Richard L. Greslick, Jr.
Secretary, CNB Financial Corporation; Senior Executive Vice President and Chief Operating Officer, CNB Bank

Dennis L. Merrey
Retired; Former President, Clearfield Powdered Metals, Inc.

Robert W. Montler
President and Chief Executive Officer, Lee Industries and Keystone Process Equipment

Joel E. Peterson
President, Clearfield Wholesale Paper

Deborah Dick Pontzer
Economic Development and Workforce Specialist, Office of Congressman Glenn Thompson

Jeffrey S. Powell
President, J.J. Powell, Inc.

Nicholas N. Scott
Vice President and Owner, Scott Enterprises

Richard B. Seager
President and Chief Executive Officer, Beacon Light Behavioral Health Systems

Francis X. Straub, III
Managing Officer and Director, St. Marys Pharmacy, Inc. and Bennetts Valley Pharmacy, Inc.

Peter C. Varischetti
President, Varischetti Holdings, LLC

EXECUTIVE OFFICERS, CNB BANK

Joseph B. Bower, Jr.
President and Chief Executive Officer

Mark D. Breakey
Senior Executive Vice President and Chief Credit Officer

Joseph E. Dell, Jr.
Senior Executive Vice President and Chief Commercial Banking Officer

Richard L. Greslick, Jr.
Senior Executive Vice President and Chief Operating Officer

Mary Ann Conaway
Executive Vice President, Human Resources

Leanne D. Kassab
Executive Vice President, Customer Experience

Steven R. Shilling
Executive Vice President, Private Client Solutions

Brian W. Wingard
Executive Vice President and Chief Financial Officer

Holiday FINANCIAL SERVICES

A subsidiary of CNB Financial Corporation

BOARD OF DIRECTORS

Joseph B. Bower, Jr.
Chairperson

Richard L. Greslick, Jr.
Secretary

Mark D. Breakey
Director

CORPORATE OFFICERS

Joseph P. Strouse
President

Francis A. Goss
Vice President

CNB SECURITIES CORPORATION, A SUBSIDIARY OF CNB FINANCIAL CORPORATION, WILMINGTON, DE

BOARD OF DIRECTORS

Michael A. Chimera
Director

Glenn R. Pentz
Director

Evan R. Pizzuto
Wilmington Trust SP Services, Inc.

CORPORATE OFFICERS

Brian W. Wingard
President

Evan R. Pizzuto
Treasurer, Wilmington Trust SP Services, Inc.

Elizabeth F. Bothner
Secretary, Wilmington Trust SP Services, Inc.

8 CNB FINANCIAL CORPORATION

SHAREHOLDER

INFORMATION

ANNUAL MEETING QUARTERLY SHARE DATA

The Annual Meeting of the Shareholders of CNB Financial Corporation For information regarding the Corporation’s quarterly share data, will be held Tuesday, April 17, 2018 at 2:00 p.m. at the Corporation’s please refer to Item 5 in the 2017 Form 10-K. headquarters in Clearfield, PA. MARKET MAKERS

CORPORATE ADDRESS The following firm has chosen to make a market in the stock of the CNB Financial Corporation Corporation. Inquiries concerning their services should be directed to:

31 S. Second Street

Boenning & Scattergood, Inc. P.O. Box 42 1700 Market Street, Ste 1420 Clearfield, PA 16830 Philadelphia, PA 19103 (800) 492-3221 (800) 842-8928

STOCK TRANSFER AGENT & REGISTRAR

American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 (800) 937-5449

FORM 10-K

Shareholders may obtain a copy of the Annual Report to the Securities and Exchange Commission on Form 10-K by writing to: CNB Financial Corporation

31 S. Second Street P.O. Box 42 Clearfield, PA 16830 ATTN: Shareholder Relations

2017 ANNUAL REPORT HIGHLIGHTS 9

CNB BANK 2017 HIGHLIGHTS

On February 24, 2017, CNB expanded its market presence in Central Pennsyl-vania with a full-service office in Blair County. The new community office is conveniently located in Duncansville, off Plank Road, near Convention Center Boulevard. The facility signifies a multi-million dollar investment by CNB and features a customer and community focus throughout the branch that includes a local based team, images of the Blair County region, an Inter-net kiosk, coffee station, digital displays, open transaction areas with cash dispensers, a self-service coin counter, and a new ATM.

Nine local subcontractors, which together employ 135 individuals, worked on construction of the building for approximately eight months, from July 2016 through February 2017.

Interior of the new community office in Blair County.

In June, 2017 twenty employees successfully graduated as the inaugural class of the CNB Leadership Institute. Given the growth the Bank has been experiencing, and the additional leadership depth that was needed across the entire organization, in 2015 CNB’s senior leadership team felt that it was the right time to enhance the importance of management succession planning and select the inaugural class from within the organization.

CNB Leadership Institute Graduates

The six-session program spanned over the course of 18 months with each session lasting three days. The curriculum focuses on topics such as servant leadership, building self-awareness and individual development through the DiSC personal assessment tool, emotional intelligence, leading and working in high performing teams, effective presentation skills, project management, managing change and conflict, and effective feedback and coaching skills.

The program design also places a focus on leveraging senior leadership to support and reinforce key concepts, creates a long term focus on continuous learning and personal development, and uses simulations and collaborative activities to enhance competencies and reinforce CNB’s values and vision.

A subsidiary of CNB Financial Corporation, CNB Bank is a regional independent community bank with office locations in North Central and Nortwestern Pennsylvania, Northeast Ohio, and Buffalo, New York, with over 500 employees who make customer service more responsive and reliable. For 153 years, the Bank has strived to be more customer-driven than its competitors and to build long-term customer relationships by being reliable and competitively priced.

10 CNB FINANCIAL CORPORATION

CNB BANK

CNB BANK SENIOR MANAGEMENT AND OFFICERS

Gregory M. Dixon
Market Executive

Jeffrey W. Alabran
Senior Vice President, Commercial Banking

Christopher L. Stott
Senior Vice President, Director of Private Banking

Craig C. Ball
Vice President, Wealth & Asset Management

Timothy D. Clapper
Vice President, Commercial Banking

Michael E. Haines
Vice President, Commercial Banking

Eric A. Johnson
Vice President, Wealth & Asset Management

R. Michael Love
Vice President, Wealth & Asset Management

Glenn R. Pentz
Vice President, Wealth & Asset Management

C. Brett Stewart
Vice President, Commercial Banking

Calvin R. Thomas, Jr.
Vice President, Wealth & Asset Management

Joseph H. Yaros
Vice President, Commercial Banking

Mary A. Baker
Assistant Vice President, Market Manager

Vickie L. Baker
Assistant Vice President, Market Manager

James C. Davidson
Assistant Vice President, Private Banking

Kay E. DellAntonio
Assistant Vice President, Commercial Banking

Denise J. Greene
Assistant Vice President, Private Banking

Heather Koptchak
Assistant Vice President, Market Manager

Katie A. Penoyer
Assistant Vice President, Treasury Services

Heather D. Serafini
Assistant Vice President, Private Banking

Katie M. Whysong
Assistant Vice President, Commercial Banking

Judy L. Barry
Banking Officer, Portfolio Manager

Lori L. Curtis
Community Office Manager, Philipsburg Plaza

Danielle D. Daniels
Commercial Banking Officer

Autumn F. Farley
Commercial Banking Officer

Caroline Henry
Community Office Manager, Karthaus and Kylertown

Tyler A. Kirkwood
Commercial Banking Officer

Jacklyn M. Lantzy
Community Office Manager, Blair County

Lisa A. Marchiori
Community Office Manager, DuBois

James V. Masone
Assistant Commercial Banking Officer

Alesia N. McElwee
Community Office Manager, Clearfield Main

Dustin A. Minarchick
Commercial Banking Officer

Andrew V. Nedzinski
Commercial Banking Officer

Nadine J. Rodgers
Banking Officer

Douglas M. Shaffer
Community Office Manager, Punxsutawney

Lori D. Shimel
Community Office Manager, Houtzdale

Dorthy M. Turner
Wealth & Asset Management Officer

Kevin C. Wain
Community Office Assistant Manager, Clearfield Industrial Park Road

Gregory R. Williams
Banking Officer

ADMINISTRATIVE SERVICES

Cory K. Johnston
Vice President, Controller

Julie L. Martin
Vice President, Commercial Services

Robin W. Mink
Vice President, Senior Treasury Product and Sales Team Leader

Eileen F. Ryan
Vice President, Mortgage Lending

Ruth Anne Ryan-Catalano
Vice President, Retail Banking

John H. Sette
Vice President, Information Technology

Carolyn B. Smeal
Vice President, Administration

Susan M. Warrick
Vice President, Operations

Rebecca A. Coleman
Assistant Vice President, Operations

Andrew D. Franson
Assistant Vice President, Wealth & Asset Operations Officer

Kylie L. Graham
Assistant Vice President, Compliance

Carla M. Higgins
Assistant Vice President, Quality Assurance Manager

Shannon L. Irwin
Assistant Vice President, Human Resources

Paul A. McDermott
Assistant Vice President, Facilities

Amy B. Potter
Assistant Vice President, Marketing

B.J. Sterndale
Assistant Vice President, Training

Erin L. Brimmeier
Operations Officer

Michael A. Chimera
Assistant Controller

Thomas W. Grice
IT Branch/Project Manager, Officer

Matthew J. Mills
IT Manager, Officer

Brenda L. Terry
Banking Officer

Sherry Wallace
Mortgage Banking Officer

Jessica A. Zupich
Enterprise Support Officer

Joel M. Zupich
Credit Officer

2017 ANNUAL REPORT HIGHLIGHTS 11

ERIEBANK 2017 HIGHLIGHTS

2017 was a year of grand announcements for ERIEBANK. They kicked everything off with a **new community office in Ashtabula, Ohio**, in February 2017. The new 4,200 square foot facility represents a significant expansion of the commercial banking services ERIEBANK first began offering to Ashtabula businesses in 2014. The new facility signifies a multi-million dollar investment by ERIEBANK. Ten local subcontractors, which together employ more than 100 individuals, worked on construction of the building for approximately eight months, from May 2016 through January 2017.



Ribbon cutting ceremony at new community office in Ashtabula, Ohio.

In March, 2017, the **formation of an Ohio Advisory Board** and the appointment of seven inaugural members was announced. The board provides leadership and guidance as ERIEBANK continues to develop its presence in the northeast Ohio region.



8 Great Charities Finalists

As a compliment to ERIEBANK's sponsorship of 8 Great Tuesdays, a free concert series held annually at the Liberty Park Amphitheater in Erie and organized by the Erie Western PA Port Authority, a new initiative named **8 Great Charities was launched** in July, 2017. The contest benefiting local non-profit organizations featured a nomination phase, open to the public via the Bank's Facebook page, and resulted in eight different organizations receiving a total of $8,000 in donations.

In November, 2017 ERIEBANK announced its **investment of $2.5 million in the Erie Downtown Equity Fund in support of the Erie Downtown Development Corporation (EDDC)**. The EDDC is a privately funded non-profit organization led by business, university and community leaders seeking to drive economic growth in Erie's downtown through real estate development.

ERIEBANK was the first financial services institution to announce its commitment to fund the collaborative effort. Karl Sanchack, president and CEO of the Erie Innovation District, emphasized the importance of ERIEBANK's announcement. "The EDDC needs multi-entity engagement to achieve its goals, and adding the financial expertise of ERIEBANK to this collaboration is simply fantastic. It's a signpost to a successful future."

Ending the year with one last major announcement and further solidifying ERIEBANK's commitment to the community, ERIEBANK and the Greater Regional Erie Athletic Team Training Inc. (G.R.E.A.T.T.) together announced that, through a partnership, the former Family First Sports Park will soon begin a $9.1 million renovation of the facility and be named **ERIEBANK Sports Park**.

ERIEBANK is supporting the park through financing as well as donations of funds and expertise to move the project forward, committing to a strategic partnership to strengthen the park's success for years to come.



David Zimmer, ERIEBANK President announcing the naming of ERIEBANK Sports Park.

Headquartered in Erie, Pennsylvania, ERIEBANK is a division of CNB Bank. Presently, there are eight full service offices in Pennsylvania, which house its commercial, retail and private banking divisions, and three full service offices in Ohio. Five of those offices are in Erie, two in Meadville, and one in Warren, Pennsylvania. The three offices in Ohio are located in Mentor and Ashtabula. In addition, ERIEBANK Investment Advisors provides wealth and asset management services, retirement plans and other employee benefit plans.

12 CNB FINANCIAL CORPORATION

ERIEBANK
A division of CNB Bank

ERIEBANK SENIOR MANAGEMENT AND OFFICERS

David J. Zimmer
President

Steven M. Cappellino
Senior Vice President, Regional Manager, Crawford County

William L. DeLuca, Jr.
Senior Vice President, Commercial Banking

Andrew L. Meinhold
Senior Vice President, Regional Manager, Lake County

David P. Bogardus
Vice President, Commercial Banking

Betsy C. Bort
Vice President, Commercial Banking

Scott O. Calhoun
Vice President, Commercial Banking

Timothy A. Flenner
Vice President, Commercial Banking

Christine Hartog
Vice President, Market Manager, Community Office Manager, Mentor

Katie J. Jones
Vice President, Market Manager

Joshua P. Miller
Vice President, ERIEBANK Investment Advisors

Larry G. Morton, Jr.
Vice President, ERIEBANK Investment Advisors

Gregory A. Noon
Vice President, Commercial Banking

Benjamin V. Palazzo
Vice President, Commercial Banking

Timothy J. Roberts
Vice President, Commercial Banking

Paul D. Sallie
Vice President, Private Banking

John M. Schulze
Vice President, Commercial Banking

William J. Vitron, Jr.
Vice President, ERIEBANK Investment Advisors

Thomas J. Walker
Vice President, Commercial Banking

J. Allen Weaver
Vice President, Commercial Banking Team Leader

Kelly S. Buck
Assistant Vice President, Private Banking

Chrystal M. Fairbanks
Assistant Vice President, Community Office Manager/ Private Banking, Ashtabula

Jessica A. Figoli
Assistant Vice President, Private Banking

Denise E. Gelofsack
Assistant Vice President, Portfolio Manager

Allison M. Hodas
Assistant Vice President, Commercial Banking

Bryan G. Kusich
Assistant Vice President, Commercial Banking

Barbara A. Macks
Assistant Vice President, ERIEBANK Investment Advisors

James R. Miale
Assistant Vice President, Commercial Banking

Russell G. Daniels
Retail Banking Officer/Community Office Assistant Manager, West 12th Street

Erin L. Bednaro
Community Office Manager, Interchange

Robert P. Cannon
Community Office Manager, Midland

Kimberly L. Coleman
Banking Officer, Commercial Loan Documentation Specialist

Tracie A. Harmon
Community Office Manager, Vernon

Jaclyn R. Italiani
Community Office Manager, Downtown

Barbara V. Keim
Banking Officer, Portfolio Manager

Brenda G. Shaffer
Community Office Manager, Harborcreek

Justin R. Singer
Commercial Banking Officer

Helicia E. Sonney
Community Office Manager, Asbury

Theresa L. Swanson
Community Office Manager, Warren

Mary J. Taormina
Community Office Manager, Meadville

John R. VanTassel
Treasury Services Officer

Abigail L. Williams
Community Office Manager, West 12th Street

Debra A. Masone
Community Office Assistant Manager, Meadville

ERIEBANK BOARD OF ADVISORS

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President and Chief Credit Officer, CNB Bank

Gary L. Clark
Chief Executive Officer, Reed Manufacturing Company

Donald W. Damon
Retired; Former ERIEBANK Senior Vice President

Joseph E. Dell, Jr.
Senior Executive Vice President and Chief Commercial Banking Officer

Jane M. Earll
Esquire; Retired Pennsylvania State Senator

David K. Galey
Retired; Former Treasurer and Chief Financial Officer, Greenleaf Corporation

Richard L. Greslick, Jr.
Senior Executive Vice President and Chief Operating Officer, CNB Bank; Secretary, CNB Financial Corporation

Charles "Boo" Hagerty
President, Hamot Health Foundation

Thomas M. Kennedy
President, Professional Development Associates, Inc.

Jerome T. Osborne, III
President, JTO, Inc.

Thomas W. Reams
Vice President, C. H. Reams & Associates, Inc.

Nick Scott, Jr.
Vice President & Owner, Scott Enterprises

James E. Spoden
Esquire, MacDonald Illig Jones & Britton, LLP

David J. Zimmer
Chairperson of the Board; President, ERIEBANK

ERIEBANK OHIO ADVISORY BOARD

Dr. Lundon Albrecht
Owner, Albrecht Family Dentistry; Dental Consultant, Coltene Whaledent

Jennifer Brown
Economic Development Specialist, CT Consultants

Richard T. Flenner, Jr.
Retired; Former President, Lake National Bank

Bryce A. Heinbaugh
Managing Partner and Founder, IEN Risk Management Consultants

Richard J. Kessler
President, Society of Rehabilitation

Kevin D. Malecek
Senior Development Officer, Lakeland Foundation and Lakeland Community College

Shawn Neece
Director, NMS Certified Public Accountants

Joseph T. Svete
President, Svete & McGee Company, LPA

2017 ANNUAL REPORT HIGHLIGHTS 13

The major announcement at FCBank in 2017 was the welcoming of **Jenny Saunders as President**. Jenny took over leadership of the FCBank team in October 2017. Jenny is a veteran banker with over 30 years of community banking experience.

FCBank, a division of CNB Bank, is headquartered in Worthington, Ohio with seven full service offices in the communities of Bucyrus, Shiloh, Cardington, Fredericktown, Worthington, Dublin, and Upper Arlington, plus one loan production office in Lancaster, Ohio. FCBank is driven by a strong focus on meeting the financial needs of businesses and individuals in a way only a community bank can deliver. FCBank offers commercial, retail, and private banking services, along with wealth and asset management services through FC Financial Services.



Jenny Saunders, FCBank President


FCBANK

FCBank headquarters located in Worthington, Ohio.

FCBANK SENIOR MANAGEMENT AND OFFICERS

Jenny L. Saunders
President

Neal S. Clark
Senior Vice President, Commercial Banking

Donna M. Conley
Vice President, Commercial Banking Leader

John G. Hock
Vice President, Commercial Banking

Steven W. Howard
Vice President,
Wealth & Asset Management Team Leader

Robert P. Linnabary
Vice President, Commercial Banking

Linda K. Salters
Vice President, Market Manager

Jack L. Trachtenberg
Vice President, Private Banking Team Leader

Dean J. Vande Water
Vice President,
Commercial Real Estate Team Leader

William R. Diehl
Assistant Vice President, Commercial Banking

Annette D. Lester
Assistant Vice President ,
Community Office Manager, Cardington

Bernard J. McGuinness
Assistant Vice President, Business Development

Jillian V. Price
Assistant Vice President, Private Banking

Sam P. Rawal
Assistant Vice President, Private Banking

Jared Butler
Senior Systems Adminstration Team Leader

Ashley N. Lutz
Commercial Banking Officer

Michelle P. Muchow
Executive Assistant, Banking Officer

J. Ralph Parker
Senior Credit Officer

Travis M. Smith
Commercial Banking Officer

Elaine M. Wilson
Community Office Manager, Fredericktown

Christopher A. Winegardner
Community Office Manager, Worthington

Clara J. McClung
Community Office Assistant Manager,
Worthington

FCBANK BOARD OF ADVISORS

Joseph B. Bower, Jr.
President and Chief Executive Officer,
CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President &
Chief Credit Officer, CNB Bank

Jennifer Carney
Partner and Co-Founder,
Carney Ranker Architects, Ltd.

Richard L. Greslick, Jr.
Senior Executive Vice President &
Chief Operating Officer, CNB Bank;
Secretary, CNB Financial Corporation

Lawrence A. Morrison
CPA and Partner, Kleshinski, Morrison & Morris, LLP

Jason Pohl
Partner and Co-Founder, Centric Consulting, LLC

Jenny L. Saunders
Chairperson of the Board, President, FCBank

Sam Shim
Board Member, Worthington City Schools

Julie Young
Human Resources Attorney, JMY Law, LLC

14 CNB FINANCIAL CORPORATION

BankOnBuffalo
A DIVISION OF CNB BANK

BankOnBuffalo, a division of CNB Bank, experienced major growth in 2017. The newest bank in the Buffalo area opened its **first full-service office within the Electric Tower** in downtown Buffalo on February 21, 2017.

Previously a loan production office, services now available include deposit accounts, private banking, real estate, commercial, industrial, residential and consumer loans and lines of credit, treasury services, online banking, mobile banking, merchant credit card processing, remote deposit and accounts receivable handling.

In April, 2017 the **formation of a BankOnBuffalo Advisory Board** and the appointment of eleven inaugural members was announced. The local Board will provide leadership and guidance as BankOnBuffalo expands upon its initial entry into the Buffalo market in serving the financial needs of the region's small to middle market businesses.



Ribbon Cutting ceremony at the Orchard Park community office that opened November 2, 2017.



Interior of completely renovated Orchard Park community office.

November 2017 was a month of celebration. On November 2, 2017, the Bank expanded into Buffalo's Southtowns by opening a **full-service community office in Orchard Park**. On November 16, 2017, a third branch location opened in Williamsville, New York.

BankOnBuffalo, a division of CNB Bank, is headquartered in Buffalo, New York with three full service offices in the communties of Buffalo, Orchard Park, and Williamsville. BankOnBuffalo is being developed by local people and businesses. This local decision-making will increase the level of service provided to the communities of Buffalo and bring growth to the entire region. BankOnBuffalo offers commercial, retail, and private banking services, along with wealth and asset management services through BankOnBuffalo Investment Advisors.

BANK ON BUFFALO SENIOR MANAGEMENT AND OFFICERS

Martin T. Griffith
President

Maria E. Barth
Senior Vice President, Commercial Banking

David P. Paul
Senior Vice President, Wealth & Asset Management

Gregory G. Emminger
Vice President, Commercial Banking

Rosanne Faraci
Vice President, Credit Administration

Kathleen B. Kane
Vice President, Regional Retail Market Manager

Kelly A. Navagh
Vice President, Treasury Services

Michael J. Noah
Vice President, Commercial Banking

Annette A. Tomlin
Vice President, Regional Retail Banking Officer

David G. Hawker
Assistant Vice President, Commercial Banking

Monica R. Neimeier
Banking Officer, Portfolio Manager

BANK ON BUFFALO BOARD OF ADVISORS

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President & Chief Credit Officer, CNB Bank

Joseph E. Dell, Jr.
Senior Executive Vice President & Chief Commercial Banking Officer, CNB Bank

Richard L. Greslick, Jr.
Senior Executive Vice President & Chief Operating Officer, CNB Bank; Secretary, CNB Financial Corporation

Martin T. Griffith
Chairperson of the Board, President, BankOnBuffalo

Gerry Murak
Principal and Founder, Murak & Associates, LLC; CEO and Board Chairman, SoPark Corporation; President, CEO, and Founder, Precision Scientific Instruments, Inc.

Michael Newman
Owner and Executive Vice President, NOCO, Inc.

Peter J. Romano, Jr.
President and CEO, United Materials, LLC

Stephen J. Schop
Managing Partner, Schop, Powell & Associates

Mark A. Tronconi
Partner at Tronconi, Segarra & Associates

2017 ANNUAL REPORT HIGHLIGHTS 15

Each depositor insured to at least $250,000

Backed by the full faith and credit of the

United States FDIC government

Federal Deposit Insurance Corporation •www.fdic.gov

The common stock of the Corporation trades on the NASDAQ Global Select Market under the symbol CCNE.